UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 4, 2023

Spark Networks SE
(Exact name of registrant as specified in its charter)

Germany	001-38252	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Kohlfurter Straße 41/43
Berlin Germany 10999
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (+49) 30 868000
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
American Depository Shares each representing one-tenth of an ordinary share	LOV	The Nasdaq Stock Market, LLC
Ordinary shares, €1.00 nominal value per share*
* Not for trading purposes, but only in connection with the registration of American Depository Shares pursuant to the requirements of the Securities and Exchange Commission.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on March 11, 2022, Spark Networks SE (the “Company”) entered into a Financing Agreement (the “Financing Agreement”) with Zoosk, Inc. (“Zoosk”) and Spark Networks, Inc., the subsidiary guarantors party thereto, the lenders party thereto, and MGG Investment Group LP (“MGG”), as administrative agent and collateral agent, providing for senior secured term loans in the aggregate principal amount of $100 million. On August 5, 2022, the Company entered into Amendment No.1 to Financing Agreement, which revised certain financial covenants related to the testing of the Company’s quarterly leverage ratio and the Company’s minimum market spend. On March 29, 2023, the Company entered into Amendment No. 2 to Financing Agreement and Forbearance Agreement (the “Forbearance Agreement”) which granted forbearance until May 15, 2023 with respect to the Company’s receipt of a going concern opinion on the condition that the Company retain a financial advisor, and amended the definition of Adjusted EBITDA in the Financing Agreement.

On May 15, 2023, the Company entered into Amendment No. 1 to Forbearance Agreement which extended the forbearance termination date to May 25, 2023 and added to the forbearance the Company’s failure to deliver to the collateral agent a control agreement.

On May 25, 2023, the Company entered into Amendment No. 2 to Forbearance Agreement (the “Second Amendment”) which extended the forbearance period termination date to June 15, 2023 and removed from the forbearance the Company’s failure to deliver to the collateral agent a control agreement (as moot). No other changes were made to the Financing Agreement.

On June 15, 2023, the Company entered into Amendment No. 3 to Forbearance Agreement (the “Third Amendment”) which extended the forbearance period termination date to July 14, 2023, conditioned on (i) by June 19, 2023, the delivery to MGG of an engagement letter appointing Adrian Frankum of Ankura Consulting Group, LLC (“Ankura”) as special project officer, (ii) by June 30, 2023, the Company causing its financial advisor to deliver to MGG a bottoms-up, step-by-step operational performance improvement plan with a fully integrated financial model, including restructuring options and future capital and liquidity requirements of the Company (the “Transition Plan”), (iii) by July 7, 2023, approval by the Company’s board of directors of the Transition Plan, and (iv) by July 7, 2023, the Company engaging an auditor to provide an IDW-S6 opinion.

On July 14, 2023, the Company entered into Amendment No. 4 to Forbearance Agreement (the “Fourth Amendment”) which extended the forbearance period termination date to July 21, 2023.

On July 21, 2023, the Company entered into Amendment No. 5 to Forbearance Agreement (the “Fifth Amendment”) which extended the forbearance period termination date to July 28, 2023 and added to the forbearance the Company’s failure to meet minimum marketing spend requirements over a twelve month period.

On July 28, 2023, the Company entered into Amendment No. 6 to Forbearance Agreement (the “Sixth Amendment”) which extended the forbearance period termination date to August 4, 2023.

On August 4, 2023, the Company entered into Amendment No. 7 to Forbearance Agreement (the “Seventh Amendment”) which extends the forbearance period termination date to August 11, 2023 and adds to the forbearance the Company’s failure to maintain minimum liquidity.

The foregoing description of the Seventh Amendment does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Seventh Amendment, a copy of which is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 7 to Forbearance Agreement dated as of August 4, 2023, by and among Spark Networks SE, Zoosk, Inc., Spark Networks, Inc. and MGG Investment Group LP
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spark Networks SE

Dated: August 7, 2023	By:	/s/ Frederic Beckley
Frederic Beckley
General Counsel & Chief Administrative Officer